Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2015

FRESNO, CALIFORNIA…July 15, 2015… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $5,544,000, and diluted earnings per common share of $0.50 for the six months ended June 30, 2015, compared to $5,309,000 and $0.48 per diluted common share for the six months ended June 30, 2014.
Net income for the period increased 4.43% in 2015 compared to the six-month period in 2014, primarily driven by an increase in non-interest income, offset by an increase in provision for credit losses. During the six months ended June 30, 2015, the Company recorded a provision for credit losses of $500,000. The company recorded a reverse provision for credit losses of $400,000 during the six months ended June 30, 2014. Net interest income before the provision for credit losses for the six months ended June 30, 2015 was $19,785,000, compared to $20,004,000 for the six months ended June 30, 2014, a decrease of $219,000 or 1.09%. Net interest income during the first six months of 2015 and 2014 was benefited by approximately $232,000 and $861,000, respectively, in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status. Excluding these benefits, net interest income for the first six months ended June 30, 2015 increased by $410,000 compared to the six months ended June 30, 2014.
Non-performing assets decreased by $7,836,000, or 55.76%, to $6,216,000 at June 30, 2015, compared to $14,052,000 at December 31, 2014. During the six months ended June 30, 2015, the Company’s shareholders’

- more -

Central Valley Community Bancorp -- page 2

equity increased $2,263,000, or 1.73%. The increase in shareholders’ equity was driven by the retention of earnings net of dividends paid offset by a decrease in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI).
Annualized return on average equity (ROE) for the six months ended June 30, 2015 was 8.29%, compared to 8.32% for the six months ended June 30, 2014. This decrease in ROE reflects an increase in capital from a net increase in retained earnings, notwithstanding an increase in net income. The Company declared and paid $0.06 per share in cash dividends to holders of common stock during the first six months of 2015 compared to $0.10 per share in the first six months of 2014. Annualized return on average assets (ROA) was 0.93% for the six months ended June 30, 2015 and 2014. During the six months ended June 30, 2015, the Company’s total assets increased 2.09%, and total liabilities increased 2.14% compared to December 31, 2014.
During the six months ended June 30, 2015, the Company recorded a provision for credit losses of $500,000. The company recorded a reverse provision for credit losses of $400,000 during the six months ended June 30, 2014. During the six months ended June 30, 2015, the Company recorded $94,000 in net loan charge-offs, compared to $1,501,000 net loan charge-offs for the six months ended June 30, 2014. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.03% for the six months ended June 30, 2015, compared to 0.57% for the same period in 2014.
At June 30, 2015, the allowance for credit losses stood at $8,714,000, compared to $8,308,000 at December 31, 2014, a net increase of $406,000 reflecting the provision of $500,000 offset by net charge-offs. The allowance for credit losses as a percentage of total loans was 1.46% at June 30, 2015, and 1.45% at December 31, 2014. Total loans included VCB loans that were recorded at fair value in connection with the acquisition, which stood at $71,030,000 at June 30, 2015 and $77,882,000 at December 31, 2014. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans was 1.66% and 1.68% as of June 30, 2015 and December 31, 2014, respectively and general reserves associated with non-impaired loans to total non-impaired loans was 1.66% and 1.62%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at June 30, 2015.

- more -

Central Valley Community Bancorp -- page 3

Total non-performing assets were $6,216,000, or 0.51% of total assets as of June 30, 2015, compared to $14,052,000, or 1.18% of total assets as of December 31, 2014. The decrease in non-performing assets resulted from liquidation of certain assets collateralized in the credits.
In connection with the partial charge-off of a single commercial and agricultural relationship in the fourth quarter of 2014, the Company is actively working to collect all balances legally owed to the Company, including the remaining nonaccrual loan balance of $2,942,000 which is secured by real estate and various business and personal assets.  Most of the assets securing these loans were, as of the date of this press release, listed for sale, with any sale now or in the future to be supervised by the Bankruptcy Court.  The Company plans to continue to track and identify any expenses, net of recoveries, associated with the collection efforts of this commercial and agricultural relationship.  For the six months ended June 30, 2015, collection expenses related to this relationship totaled $212,000.
The following provides a reconciliation of the change in non-accrual loans for 2015.

(In thousands)	Balances December 31, 2014	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances June 30, 2015
Non-accrual loans:
Commercial and industrial	$7,209	$105	$(6,391)	$—	$—	$(686)	$237
Agricultural land and production	—	—	—	—	—	—	—
Real estate	2,831	720	(524)	—	—	—	3,027
Real estate construction and land development	—	53	(53)	—	—	—	—
Agricultural real estate	360	—	—	—	—	—	360
Equity loans and lines of credit	1,751	152	(836)	(227)	(111)	(29)	700
Consumer	19	—	(3)	—	—	—	16
Restructured loans (non-accruing):
Commercial and industrial	56	—	(18)	—	—	—	38
Real estate	—	25	(1)	—	—	—	24
Real estate construction and land development	547	—	—	—	—	—	547
Equity loans and lines of credit	1,279	—	(12)	—	—	—	1,267
Consumer	—	—	—	—	—	—	—
Total non-accrual	$14,052	$1,055	$(7,838)	$(227)	$(111)	$(715)	$6,216
The Company’s net interest margin (fully tax equivalent basis) was 4.01% for the six months ended June 30, 2015, compared to 4.17% for the six months ended June 30, 2014. The decrease in net interest margin in

- more -

Central Valley Community Bancorp -- page 4

the period-to-period comparison resulted from a decrease in the yield on the Company’s investment portfolio and a decrease in the yield on the Company’s loan portfolio, offset by a decrease in the Company’s cost of funds.
For the six months ended June 30, 2015, the effective yield on total earning assets decreased 18 basis points to 4.10% compared to 4.28% for the six months ended June 30, 2014, while the cost of total interest-bearing liabilities decreased 3 basis points to 0.16% compared to 0.19% for the six months ended June 30, 2014. The cost of total deposits decreased 2 basis points to 0.09% for the six months ended June 30, 2015, compared to 0.11% for the six months ended June 30, 2014.
For the six months ended June 30, 2015, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $5,027,000, or 0.98%, compared to the six months ended June 30, 2014.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.72% for the six months ended June 30, 2015, compared to 2.79% for the six months ended June 30, 2014. Total average loans, which generally yield higher rates than investment securities, increased $56,740,000, from $523,348,000 for the six months ended June 30, 2014 to $580,088,000 for the six months ended June 30, 2015. The effective yield on average loans decreased to 5.30% for the six months ended June 30, 2015, compared to 5.80% for the quarter ended June 30, 2014.
Total average assets for the six months ended June 30, 2015 were $1,198,192,000 compared to $1,140,602,000, for the six months ended June 30, 2014, an increase of $57,590,000 or 5.05%. Total average loans increased $56,740,000, or 10.84% for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. Total average investments, including deposits in other banks and Federal funds sold, decreased to $510,416,000 for the six months ended June 30, 2015, from $515,443,000 for the six months ended June 30, 2014, representing a decrease of $5,027,000 or 0.98%. Total average deposits increased $48,518,000 or 4.88% to $1,042,454,000 for the six months ended June 30, 2015, compared to $993,936,000 for the six months ended June 30, 2014. Average interest-bearing deposits increased $24,956,000, or 3.86%, and average non-interest bearing demand deposits increased $23,562,000, or 6.77%, for the six months ended June 30, 2015, compared to the six months ended June 30, 2014. The Company’s ratio of average non-interest bearing deposits

- more -

Central Valley Community Bancorp -- page 5

to total deposits was 35.65% for the six months ended June 30, 2015, compared to 35.02% for the six months ended June 30, 2014.
Non-interest income for the six months ended June 30, 2015 increased $1,766,000 to $5,787,000, compared to $4,021,000 for the six months ended June 30, 2014, primarily driven by an increase of $1,126,000 in net realized gains on sales and calls of investment securities, a $364,000 increase in loan placement fees, a $123,000 increase in other income, and a $202,000 increase in Federal Home Loan Bank dividends, partially offset by a $9,000 decrease in service charge income, and a $45,000 decrease in interchange fees. The Company realized a $345,000 tax-free gain related to the collection of life insurance proceeds in June 2015.
Non-interest expense for the six months ended June 30, 2015 increased $516,000, or 2.95%, to $17,986,000 compared to $17,470,000 for the six months ended June 30, 2014. The net increase year over year was a result of increases in salaries and employee benefits of $462,000, increases in professional services of $306,000, increases in Internet banking expenses of $150,000, increases in regulatory assessments of $207,000, increases in license and maintenance contracts of $11,000, and increases in advertising fees of $8,000, offset by decreases in data processing expenses of $339,000, decreases in ATM/Debit card expenses of $45,000, and decreases in occupancy and equipment expenses of $132,000. The increase in professional services was driven by $212,000 related to defending and collecting a deteriorated credit. The increase in salaries and employee benefits was primarily the result of increased performance incentives, and higher health insurance expenses. During the six months ended June 30, 2015, other non-interest expenses included increases of $26,000 in telephone expenses, $3,000 in operating losses, $2,000 in armored courier expenses, $8,000 in personnel expenses, $16,000 in donations, and $5,000 in stationery/supplies expenses, offset by decreases of $60,000 in net losses on disposal or writedown of premises and equipment, $15,000 in amortization of software, $37,000 in appraisal fees, and $12,000 in postage expenses, as compared to the same period in 2014.
The Company recorded an income tax provision of $1,542,000 for the six months ended June 30, 2015, compared to $1,646,000 for the six months ended June 30, 2014. The effective tax rate for the quarter ended June 30, 2015 was 21.76% compared to 23.67% for the six months ended June 30, 2014. The decrease in effective tax rate was primarily due to the additional nontaxable gain on collection of life insurance proceeds received in the second quarter of 2015.

- more -

Central Valley Community Bancorp -- page 6

Quarter Ended June 30, 2015
For the quarter ended June 30, 2015, the Company reported an unaudited consolidated net income of $3,078,000 and diluted earnings per common share of $0.28, compared to consolidated net income of $2,693,000 and $0.24 per diluted share for the same period in 2014. Net income for the immediately trailing quarter ended March 31, 2015 was $2,466,000, or $0.22 per diluted common share. The increase in net income during the second quarter of 2015 compared to the same period in 2014 is primarily due to an increase in non-interest income, partially offset by an increase in provision for credit losses. The Company recorded $500,000 in provision for credit losses during the second quarter of 2015 compared to a reverse provision of $400,000 during the same period of 2014.
Annualized return on average equity (ROE) for the second quarter of 2015 was 9.15%, compared to 8.27% for the same period of 2014. The increase in ROE reflects an increase in net income, offset by an increase in capital from the retention of earnings, net of dividends paid and decrease in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI). Annualized return on average assets (ROA) was 1.02% for the second quarter of 2015 compared to 0.93% for the same period in 2014. This increase is due to an increase in net income, notwithstanding an increase in average assets.
In comparing the second quarter of 2015 to the second quarter of 2014, average total loans increased by $59,788,000, or 11.23%. During the second quarter of 2015, the Company recorded $185,000 in net loan charge-offs compared to $614,000 for the same period in 2014. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was 0.12% for the quarter ended June 30, 2015 compared to 0.46% for the quarter ended June 30, 2014.
The following provides a reconciliation of the change in non-accrual loans for the quarter ended June 30, 2015.

- more -

Central Valley Community Bancorp -- page 7

(Dollars in thousands)	Balances March 31, 2015	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances June 30, 2015
Non-accrual loans:
Commercial and industrial	$6,380	$—	$(5,857)	$—	$—	$(286)	$237
Agricultural land and production	—	—	—	—	—	—	—
Real estate	3,475	—	(448)	—	—	—	3,027
Real estate construction and land development	42	—	(42)	—	—	—	—
Agricultural real estate	360	—	—	—	—	—	360
Equity loans and lines of credit	1,541	123	(824)	—	(111)	(29)	700
Consumer	18	—	(2)	—	—	—	16
Restructured loans (non-accruing):
Commercial and industrial	42		(4)	—	—	—	38
Real estate	24	—	—	—	—	—	24
Real estate construction and land development	547	—	—	—	—	—	547
Equity loans and lines of credit	1,267	—	—	—	—	—	1,267
Total non-accrual	$13,696	$123	$(7,177)	$—	$(111)	$(315)	$6,216
The Company had no OREO transactions recorded during the quarter ended June 30, 2015.
Average total deposits for the second quarter of 2015 increased $43,893,000 or 4.38% to $1,046,618,000 compared to $1,002,725,000 for the same period of 2014.
The Company’s net interest margin (fully tax equivalent basis) decreased 3 basis points to 4.06% for the quarter ended June 30, 2015, compared to 4.09% and 3.95% for the quarters ended June 30, 2014 and March 31, 2015, respectively. Net interest income, before provision for credit losses, increased $160,000, or 1.62%, to $10,065,000 for the second quarter of 2015, compared to $9,905,000 for the same period in 2014. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on investment securities and a decrease in the yield on the loan portfolio offset by a decrease in the Company’s cost of funds. Over the same periods, the cost of total deposits decreased 2 basis points to 0.09% compared to 0.11% in 2014.
For the quarter ended June 30, 2015, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $9,015,000, or 1.75%, compared to the

- more -

Central Valley Community Bancorp -- page 8

quarter ended June 30, 2014 and decreased by $6,879,000, or 1.34%, compared to the quarter ended March 31, 2015.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.70% for the quarter ended June 30, 2015, compared to 2.83% for the quarter ended June 30, 2014 and 2.71% for the quarter ended March 31, 2015. Total average loans, which generally yield higher rates than investment securities, increased by $59,788,000 to $592,018,000 for the quarter ended June 30, 2015, from $532,230,000 for the quarter ended June 30, 2014 and increased by $23,992,000 from $568,026,000 for the quarter ended March 31, 2015. The effective yield on average loans decreased to 5.28% for the quarter ended June 30, 2015, compared to 5.54% and 5.33% for the quarters ended June 30, 2014 and March 31, 2015, respectively. Interest income was slightly impacted by the reversal of approximately $1,000 related to loans put on nonaccrual during the second quarter of 2015 compared to $5,000 during the same period in 2014.
Total average assets for the quarter ended June 30, 2015 were $1,203,803,000 compared to $1,152,451,000 for the quarter ended June 30, 2014 and $1,192,520,000 for the quarter ended March 31, 2015, an increase of $51,352,000 and $11,283,000, or 4.46% and 0.95%, respectively.
Total average deposits increased $43,893,000, or 4.38%, to $1,046,618,000 for the quarter ended June 30, 2015, compared to $1,002,725,000 for the quarter ended June 30, 2014. Total average deposits increased $8,374,000, or 0.81%, for the quarter ended June 30, 2015, compared to $1,038,244,000 for the quarter ended March 31, 2015. The Company’s ratio of average non-interest bearing deposits to total deposits was 35.42% for the quarter ended June 30, 2015, compared to 34.66% and 35.88% for the quarters ended June 30, 2014 and March 31, 2015, respectively.
Non-interest income increased $1,052,000, or 51.47%, to $3,096,000 for the second quarter of 2015 compared to $2,044,000 for the same period in 2014. The second quarter of 2015 included a $345,000 tax-free gain related to the collection of life insurance proceeds. The second quarter 2015 non-interest income included $732,000 in net realized gains on sales and calls of investment securities compared to $64,000 for the same period in 2014. For the quarter ended June 30, 2015, service charge income decreased $73,000 and interchange fee income decreased $36,000, compared to the same period in 2014. Loan placement fees increased $124,000

- more -

Central Valley Community Bancorp -- page 9

during the second quarter of 2015, compared to the same period in 2014. Non-interest income for the quarter ended June 30, 2015 increased $405,000 to $3,096,000, compared to $2,691,000 for the quarter ended March 31, 2015.
Non-interest expense for the quarter ended June 30, 2015 decreased $37,000, or 0.42%, to $8,697,000 compared to $8,734,000 for the quarter ended June 30, 2014. The net decrease quarter over quarter was a result of a decrease in data processing expenses of $169,000, a decrease in occupancy and equipment of $152,000, offset by increases in salaries and employee benefits of $210,000, increases in professional fees of $67,000, and increases in license and maintenance expenses of $3,000. Non-interest expense for the quarter ended June 30, 2015 decreased $591,000 compared to $9,288,000 for the trailing quarter ended March 31, 2015.
“We are pleased with the progress the Company is making on all fronts.  Our team of professional bankers is focused on the right activities resulting in growth in our loan portfolio, core deposit base and the development of new relationships.  The Company is not experiencing any near-term consequences relating to the continued drought in the San Joaquin Valley; however, until the long-term impacts are known, we remain vigilant as a financial partner in our communities,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 21 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Sidney B. Cox, Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Wanda L. Rogers is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.

- more -

Central Valley Community Bancorp -- page 10

###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

- more -

Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share amounts)	2015	2014
	(Unaudited)
ASSETS
Cash and due from banks	$22,924	$21,316
Interest-earning deposits in other banks	59,171	55,646
Federal funds sold	237	366
Total cash and cash equivalents	82,332	77,328
Available-for-sale investment securities (Amortized cost of $426,092 at June 30, 2015 and $423,639 at December 31, 2014)	430,260	432,535
Held-to-maturity investment securities (Fair value of $34,444 at June 30, 2015 and $35,096 at December 31, 2014)	32,230	31,964
Loans, less allowance for credit losses of $8,714 at June 30, 2015 and $8,308 at December 31, 2014	586,783	564,280
Bank premises and equipment, net	9,577	9,949
Bank owned life insurance	20,414	20,957
Federal Home Loan Bank stock	4,823	4,791
Goodwill	29,917	29,917
Core deposit intangibles	1,176	1,344
Accrued interest receivable and other assets	19,590	19,118
Total assets	$1,217,102	$1,192,183

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$388,999	$376,402
Interest bearing	673,624	662,750
Total deposits	1,062,623	1,039,152

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	16,016	16,831
Total liabilities	1,083,794	1,061,138
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 10,993,783 at June 30, 2015 and 10,980,440 at December 31, 2014	54,378	54,216
Retained earnings	76,337	71,452
Accumulated other comprehensive income, net of tax	2,593	5,377
Total shareholders’ equity	133,308	131,045
Total liabilities and shareholders’ equity	$1,217,102	$1,192,183

- more -

Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In thousands, except share and per share amounts)	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,644	$7,278	$14,930	$14,896
Interest on deposits in other banks	52	44	98	97
Interest and dividends on investment securities:
Taxable	1,136	1,439	2,243	2,786
Exempt from Federal income taxes	1,496	1,434	3,034	2,836
Total interest income	10,328	10,195	20,305	20,615
INTEREST EXPENSE:
Interest on deposits	239	267	472	564
Interest on junior subordinated deferrable interest debentures	24	23	48	47
Total interest expense	263	290	520	611
Net interest income before provision for credit losses	10,065	9,905	19,785	20,004
PROVISION FOR CREDIT LOSSES	500	(400)	500	(400)
Net interest income after provision for credit losses	9,565	10,305	19,285	20,404
NON-INTEREST INCOME:
Service charges	749	822	1,621	1,630
Appreciation in cash surrender value of bank owned life insurance	155	157	308	303
Interchange fees	306	342	584	629
Loan placement fees	255	131	553	189
Net realized gains on sales and calls of investment securities	732	64	1,459	333
Federal Home Loan Bank dividends	268	75	353	151
Other income	631	453	909	786
Total non-interest income	3,096	2,044	5,787	4,021
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,055	4,845	10,218	9,756
Occupancy and equipment	1,168	1,320	2,318	2,450
Professional services	337	270	818	512
Data processing expense	294	463	574	913
ATM/Debit card expenses	129	160	265	310
License & maintenance contracts	131	128	269	258
Regulatory assessments	263	193	598	391
Advertising	158	153	316	308
Internet banking expenses	171	96	375	225
Amortization of core deposit intangibles	84	84	168	168
Other expense	907	1,022	2,067	2,179
Total non-interest expenses	8,697	8,734	17,986	17,470
Income before provision for income taxes	3,964	3,615	7,086	6,955
PROVISION FOR INCOME TAXES	886	922	1,542	1,646
Net income	$3,078	$2,693	$5,544	$5,309
Net income per common share:
Basic earnings per common share	$0.28	$0.25	$0.51	$0.49
Weighted average common shares used in basic computation	10,924,437	10,918,065	10,924,015	10,917,010
Diluted earnings per common share	$0.28	$0.24	$0.50	$0.48
Weighted average common shares used in diluted computation	11,009,916	10,999,663	11,006,051	10,996,572
Cash dividends per common share	$0.06	$0.05	$0.06	$0.10

- more -

Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2015	2015	2014	2014	2014
(In thousands, except share and per share amounts)
Net interest income	$10,065	$9,720	$10,005	$9,876	$9,905
Provision for credit losses	500	—	8,385	—	(400)
Net interest income after provision for credit losses	9,565	9,720	1,620	9,876	10,305
Total non-interest income	3,096	2,691	2,083	2,061	2,044
Total non-interest expense	8,697	9,288	8,819	9,051	8,734
Provision (benefit) for income taxes	886	657	(2,750)	535	922
Net income (loss)	$3,078	$2,466	$(2,366)	$2,351	$2,693
Basic earnings (loss) per common share	$0.28	$0.23	$(0.22)	$0.22	$0.25
Weighted average common shares used in basic computation	10,924,437	10,923,590	10,923,211	10,919,630	10,918,065
Diluted earnings (loss) per common share	$0.28	$0.22	$(0.22)	$0.21	$0.24
Weighted average common shares used in diluted computation	11,009,916	11,002,976	11,000,147	11,014,907	10,999,663

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2015	2015	2014	2014	2014
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.46%	1.46%	1.45%	1.35%	1.34%
Nonperforming assets to total assets	0.51%	1.17%	1.18%	0.37%	0.40%
Total nonperforming assets	$6,216	$14,044	$14,052	$4,266	$4,632
Total nonaccrual loans	$6,216	$13,696	$14,052	$4,266	$4,632
Net loan charge-offs (recoveries)	$185	$(91)	$7,566	$(182)	$614
Net charge-offs (recoveries) to average loans (annualized)	0.12%	(0.06)%	5.35%	(0.13)%	0.46%
Book value per share	$12.13	$12.24	$11.93	$12.11	$11.98
Tangible book value per share	$9.30	$9.41	$9.09	$9.26	$9.11
Tangible common equity	$102,215	$103,370	$99,784	$101,668	$99,502
Cost of total deposits	0.09%	0.09%	0.10%	0.10%	0.11%
Interest and dividends on investment securities exempt from Federal income taxes	$1,496	$1,538	$1,528	$1,469	$1,434
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.06%	3.95%	4.04%	4.06%	4.09%
Return on average assets (2)	1.02%	0.83%	(0.80)%	0.81%	0.93%
Return on average equity (2)	9.15%	7.41%	(7.06)%	7.10%	8.27%
Loan to deposit ratio	56.04%	55.38%	55.10%	54.99%	54.02%
Tier 1 leverage - Bancorp	8.72%	8.57%	8.36%	9.09%	8.93%
Tier 1 leverage - Bank	8.65%	8.54%	8.31%	9.02%	8.89%
Common Equity Tier 1 - Bancorp (3)	13.12%	12.95%	N/A	N/A	N/A
Common Equity Tier 1 - Bank (3)	13.36%	13.21%	N/A	N/A	N/A
Tier 1 risk-based capital - Bancorp	13.47%	13.30%	13.67%	14.95%	14.73%
Tier 1 risk-based capital - Bank	13.36%	13.21%	13.59%	14.84%	14.68%
Total risk-based capital - Bancorp	14.66%	14.47%	14.88%	16.06%	15.83%
Total risk based capital - Bank	14.55%	14.38%	14.80%	15.94%	15.77%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
(3) New capital ratio required with new Basel III capital rules that took effect January 1, 2015.

- more -

Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2015	2014	2015	2014
Federal funds sold	$198	$273	$239	$256
Interest-bearing deposits in other banks	66,061	53,013	63,728	60,843
Investments	440,736	462,724	446,449	454,344
Loans (1)	581,100	527,177	567,740	517,500
Federal Home Loan Bank stock	4,815	4,714	4,803	4,607
Earning assets	1,092,910	1,047,901	1,082,959	1,037,550
Allowance for credit losses	(8,543)	(8,356)	(8,744)	(8,787)
Non-accrual loans	10,918	5,053	12,348	5,848
Other real estate owned	4	114	67	73
Other non-earning assets	108,514	107,739	111,562	105,918
Total assets	$1,203,803	$1,152,451	$1,198,192	$1,140,602

Interest bearing deposits	$675,932	$655,150	$670,831	$645,875
Other borrowings	5,155	5,155	5,157	5,155
Total interest-bearing liabilities	681,087	660,305	675,988	651,030
Non-interest bearing demand deposits	370,686	347,575	371,623	348,061
Non-interest bearing liabilities	17,510	14,368	16,777	13,928
Total liabilities	1,069,283	1,022,248	1,064,388	1,013,019
Total equity	134,520	130,203	133,804	127,583
Total liabilities and equity	$1,203,803	$1,152,451	$1,198,192	$1,140,602

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.25%	0.25%
Interest-earning deposits in other banks	0.31%	0.33%	0.31%	0.32%
Investments	3.05%	3.12%	3.06%	3.12%
Loans (3)	5.28%	5.54%	5.30%	5.80%
Earning assets	4.16%	4.20%	4.10%	4.28%
Interest-bearing deposits	0.14%	0.16%	0.14%	0.18%
Other borrowings	1.84%	1.79%	1.85%	1.84%
Total interest-bearing liabilities	0.15%	0.18%	0.16%	0.19%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.06%	4.09%	4.01%	4.17%

(1)	Average loans do not include non-accrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $771 and $739 for the three months ended June 30, 2015 and 2014, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,563 and $1,460 for the six months ended June 30, 2015 and 2014, respectively.

(3)
Loan yield includes interest income for the three months ended June 30, 2015 and 2014 of $11 and $130, respectively, related to recoveries on non-accrual or charged off loans. Loan yield includes interest income for the six months ended June 30, 2015 and 2014 of $24 and $172, respectively, related to recoveries on non-accrual or charged off loans.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322